Exhibit 10.3

THIS LEASE, made as of this 17th day of July, 1995  by & between DMK Associates, L.P., a Virginia Limited Partnership, whose address is P O Box 2500,    Norfolk, VA 23501-2500 (hereinafter referred to as "LANDLORD") and Dollar Tree Stores, Inc. a Virginia corporation, whose address is 2555 Ellsmere Avenue, _Norfolk, Virginia 23513,  (hereinafter referred to as "TENANT").

WITNESS ETH:
That in consideration of the mutual covenants and agreements herein contained, it is agreed by and between Landlord and Tenant as follows:
.
A. BASIC LEASE PROVISIONS: The following constitute the basic provisions of this Lease:

1 ..
2.

Premises
a.      Address

County Square Footage
b.
c.

Space Number Trade Name

Volvo Parkway S/C
Volvo Parkway & Battlefield Blvd
Chesapeake,  VA    23320

5,000.00
50.00 Ft X 100.00 Ft
16                           ^
DOLLAR TREE         Me
3.    Permitted Use

The retail sale of general merchandise including, but not limited to, home decor and accessories, costume jewelry, bathroom accessories, toys, stationery, auto accessories,  apparel,   kitchen accessories, novelty candy and snacks.    Tenant agrees that no one category will become the principal product of the retail business, and Landlord covenants that Tenant will be permitted to occupy the Premises for the entire Term for the uses herein specified.

4. Delivery Date for Possession of Premises

5.    Lease Commencement Date

6.    Term

7. Option 1 Option 2 Option 3

8. Address for notices: Landlord:

Tenant

9.    Minimum Rent
Original Term 1-Four Years
10.    Option  1                                1-Four Years
Option 2                          1-Four Years
Option 3                          1-Four Years

10/01/1995

Sixty days from dale of delivery of possession as stated in A.4 above or the date Tenant opens for business,  whichever is earlier.

Four Years

1 -                     Four Years                      option
1 -                     Four Years                      option

1 -                     Four Years                      option

DMK Associates,  L.P.
P O Box 2500
Norfolk,   VA    23501-2500
Per Sq Ft
8.00
9.00
10.00
11,00

Dollar Tree Stores, Inc. Real Estate Department 2555 Ellsmere Avenue Norfolk,  VA    23513
Per Annum 40,000,00
45,000.00
50,000,00
55,000.00
11.    Percentage Rent:

.    Original Term                                        1,333,333.00                                         3.00%
Option 1                                   1,500,000.00                                         3.00%

Option 2                                   1,666,667.00                                         3.00%
Option 3                                   1,833,333.00                                         3.00%

12.    Estimated Operating Charges for the first year per square foot

CAM                                                .30
Taxes                                                .70

Insurance                                                .07

Landlord represents the first year's charges will not vary more than 5% from the amount above stated charges.

13. Annual increases for Charges for Common Area Maintenance will not exceed more than Fifteen percent (15.00%) of those charges for the previous year.

14.    Radius Restriction:                                                       None

15.    Security Deposit:                                                       None

B. DEMISED PREMISES: Landlord hereby Leases to Tenant the demised premises ("Premises") described as follows:

1.    The space within a one-story unit (without basement, balcony, or mezzanine) having an approximate total square footage of 5,000.00 square feet as measured from the exterior face of any exterior walls and to the centerline of common walls, identified as Unit #16 and outlined in red on the site plan, attached hereto as Exhibit "A". The "Shopping Center" is more fully described in the legal description, attached hereto as Exhibit "B".

2.    Landlord reserves the right to remeasure the Premises to determine the gross leasable area of the Premises. In the event the remeasurement discloses that the actual gross leasable area of the Premises as set forth in the preceding paragraph is incorrect, Landlord and Tenant shall execute an amendment to the Lease (i) reflecting the actual gross leasable area of the Premises, (ii) adjusting the Minimum Rent based on the new square footage, and (iii) adjusting Additional Rent (as defined in Section Y.12 of this Lease) and all other charges accruing under the Lease which are based on the actual gross leasable area of the Premises. In the event of an adjustment, Tenant will pay any excess rent owed to Landlord within fifteen (15) days after receipt of a statement, or Tenant shall take a credit for any overpayment against the next minimum rent and additional rent payments.

C.      TERM                                           • •'                                                                                                                .

1.    The term of this Lease shall commence upon the earlier of:

(a) The date which is sixty (60) days after the date Landlord delivers the Premises to Tenant, or

(b)    The date on which Tenant opens the Premises for business to the public,

such date being hereinafter called the Commencement Date and expiring on the Lease Expiration Date in Section A.6 above, unless sooner terminated as provided herein. Lease Year shall consist of twelve (12) full calendar months, and the first Lease Year shall commence on the Commencement Date if the Commencement Date shall occur on the first day of a calendar month. If the Commencement Date does not occur on the first day of a calendar month, the first Lease Year shall consist of the partial first month plus the following twelve (12) full calendar months. Each succeeding Lease Year shall be twelve (12) consecutive months following the expiration of the first Lease Year.

2.    At the time the Commencement Date is established, upon the request of Landlord, the parties will promptly execute a written instrument stipulating the Commencement Date and Expiration Date of the term of this Lease.

D.     CONSTRUCTION

1.    Landlord   shall deliver  the  Premises  to  Tenant  on   10/01/1995.     If  Landlord   is unable   to   deliver the   Premises   within   ten   (10)   days   after   the  turnover   date specified, the Lease shall be null and void with no further obligation on the part of the Landlord or the Tenant.    If the Landlord's failure to perform such terms,

.   ''                                                                         ..                      Page 2                                     ;

covenants and conditions is due to any strike, lockout, labor dispute, civil commotion, warlike operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, Acts of God, fire or other casualty which is beyond the reasonable control of Landlord, then the time period for the turnover of the premises shall be extended for each day of delay. TIME IS OF THE ESSENCE OF THIS LEASE.

2. Landlord warrants that the heating, ventilating and air conditioning system (HVAC) for the Premises will be in good working order on the date the Premises are turned over to the Tenant,

3.    Landlord and Tenant's work are detailed in Exhibit C of this Lease.

E.      RENT                                                                f

1.    Minimum Rent. Tenant agrees to pay to Landlord, at its office or other place as Landlord may from time to time designate, as Minimum Rent for the Premises during the term of this Lease, without any deduction or setoff, $8.00 per square foot, $3,333.33 in advance on the first day of each calendar month. The amounts to be paid by Tenant for rent and additional rent shall be prorated on a per diem basis for any partial month in the first Lease Year.

2.    Percentage Rent. As a further inducement for Landlord's entering into this Lease, Tenant shall pay to Landlord, in addition to the Minimum Rent, a percentage rate ("Percentage Rent") equal to the product obtained when the amount of Tenant's Gross Sales {as herein defined) for any Lease Year in excess of the Percentage Rent Breakpoint is multiplied by the Percentage Rent Rate. The Percentage Rent for each Lease Year shall be due and payable once Gross Sales exceed the Percentage Rent Breakpoint for such Lease Year, Tenant shall make estimated monthly payments, on or before the fifteenth (15th) day of each calendar month, in an amount equal to the product of the Percentage Rent Rate times the Gross Sales for the prior month (for the month in which the Gross Sales exceed the Percentage Rent Breakpoint, such payments shall be made only on the excess above the Percentage Rent Breakpoint). Tenant's obligation for the payment of Percentage Rent shall survive the expiration or earlier termination of this Lease.

3.    Gross Sales. The term "Gross Sales" shall mean the aggregate gross amount of all sales of merchandise made and all charges for services performed in the Premises (including orders taken in the: Premises for delivery from places other than the Premises), whether wholesale or retail, and whether cash or credit, and including the value of all consideration other than money received for any of the foregoing, and all amounts received by Tenant from conducting business on or from the Premises, including without limitation, all display fees, slotting allowances, promotional considerations, rebates or other payments received by Tenant to stock, promote or advertise any product, less (1) cash refunds or credit for merchandise returned if the price of such merchandise was originally included in Gross Sales, (2) the amount of sales and excise taxes to the extent included in sales, and (3) the amount of sales representing uncollectible bad checks. Merchandise transferred from the Premises to other stores of Tenant, or merchandise returned for credit to factories or jobbers shall not be included in determining Gross Sales. No deduction shall be allowed for uncollected or uncollectible credit or charge accounts.

(a)    Reporting of Gross Sales. Tenant shall submit to Landlord on or before the fifteenth (15th) day of each calendar month a complete and accurate record of Tenant's gross sales for the preceding calendar month. On or before the thirtieth (30th) day of the month following the end of each Lease Year, Tenant shall furnish to Landlord a statement certified by Tenant's corporate financial officer of the Gross Sales for the preceding Lease Year.

(b)    Books of Account. Tenant agrees to prepare and maintain at Tenant's principal office, accurate records of the Gross Sales, which records shall be kept in accordance with generally accepted accounting procedures, together with local sales tax returns of Tenant relating to Tenant's Gross Sales. The foregoing shall be open at all reasonable times to Landlord or its representatives to enable Landlord to determine the accuracy of the statements of Tenant's Gross Sales during and for three (3) years after the end of the Lease Year to which the same relate. In the event an examination or audit of records of Tenant discloses that Gross Sales as reported in the aforesaid statements were less, by two percent (2%) or more than the actual Gross Sales for any Lease Year, Tenant agrees to pay Landlord the reasonable cost of any such examination or audit. If such examination or audit discloses a discrepancy of three percent (3%) or more, and such under-reporting of Gross Sales by Tenant shall be deliberate in bad faith, Landlord shall also have the right to terminate this Lease.

|                                                                                         Page 3                                     /

Landlord shall have the right to inspect the records of Tenant in connection with sales made by Tenant from other stores operated by it, but only in the event such examination becomes necessary to ascertain the Gross Sales made by Tenant from the Premises.

F.      TAXES

1.    Real Estate Taxes and Assessments. Tenant agrees to pay Tenant's proportionate share of all real estate taxes and assessments, together with any and all expenses incurred by Landlord in negotiating, appealing or contesting such taxes and assessments, both general and special, levied and assessed against the land, buildings, and all other improvements which may be added thereto, or constructed with the Shopping Center. Tenant's proportionate share shall be the total amount of such taxes and assessments multiplied by a fraction, the numerator of which shall be the number of square feet of floor area within the Premises, and the denominator of which shall be the gross leasable area of the existing buildings within the Shopping Center at the time such taxes were levied or assessed, but excluding the floor area of any buildings within the Shopping Center which are separately assessed for tax purposes and billed to an entity other than Landlord or paid directly by an entity other than Landlord, even though billed to Landlord.

During the term of this Lease, or any renewals thereof, Tenant shall pay to Landlord, monthly in advance, an amount equal to one-twelfth (l/12th) of Tenant's proportionate share of real estate taxes and assessments for the current tax year, as reasonably estimated by Landlord. If Tenant's proportionate share of real estate taxes and assessments with respect to any tax year is less than the total amount theretofore paid by Tenant for such period, the excess shall be credited against the payments next becoming due. If Tenant's proportionate share of real estate taxes and assessments for any tax year exceeds the total amount theretofore paid by Tenant for such period, Tenant shall, upon receipt of invoices from Landlord, pay the difference between the actual amount paid by Tenant and Tenant's proportionate share of real estate taxes and assessments.

2.    Municipal,    County,    State    or    Federal    Taxes.        Tenant    shall    pay,    before delinquent,  all municipal,  county and state or federal taxes assessed against any Leasehold    interest    of    Tenant    or    any    fixtures,     furnishings,     equipment, stock-in-trade or other personal property of any  kind owned,   installed or used in or on the Premises.

3. Should any governmental taxing authority levy, assess, or impose any tax, excise or assessment (other than income, inheritance, gift or franchise tax) upon or against the rentals payable by Tenant to Landlord, by way of substitution for any existing tax on land and buildings, Tenant shall be responsible for and shall pay any such tax, excise or assessment, or shall reimburse Landlord for the amount hereof, as the case may be.

!

G.     COMMON AREAS

1.    Common Areas. Landlord grants to Tenant and Tenant's customers and invitees the right to use, in common with all others to whom Landlord has or may hereafter grant rights to use same, the Common Areas located within the Shopping Center. The term "Common Areas", as used in this Lease, shad mean the parking areas, roadways, pedestrian sidewalks, loading docks, delivery areas, landscaped areas, service courts, open and enclosed courts and malls, fire corridors, meeting areas and public restrooms, and all other areas or improvements which may be provided by Landlord for the common use of the tenants of the Shopping Center. Landlord hereby reserves the following rights with respect to the Common Areas:

(a)    To establish reasonable rules and regulations for the use thereof;

(b) To use or permit the use by others to whom Landlord may have granted such rights for promotional activities!;

(c) To close all or any portion thereof as may deemed necessary by Landlord's counsel to prevent a dedication thereof or the accrual of any rights to any person or the public therein;

(d)   To   change   the   layout   of   such   Common  Areas,   including   the   right   to reasonably add  to or  subtract from their  shape and  size,   whether by  the addition of building improvements or otherwise, and may make installations^ and/or construct or erect buildings,   structures,  booths therein or thereon and move or remove the same and shall have the right to retain revenue, ''

!              Page 4

. from income producing events whether or not conducted for promotional purposes or by or through the Merchant's Association, if any; and

(e)    Landlord shall operate, manage, equip, light, repair and maintain said Common Areas for their intended purposes in an efficient and economical manner and may from time to time change the size, location, elevation, nature and/or use of any Common Areas.

2. Common Area Charge, Tenant shall pay to Landlord as a "Common Area Charge" a proportionate share of all costs and expenses of every kind and nature paid or incurred by Landlord in operating, maintaining, and repairing the Common Areas. Such costs and expenses shall include but not be limited to cleaning, lighting, repairing, maintaining, and replacing all common area improvements (provided, however, that any replacement of a common area improvement which is deemed a capital improvement by generally accepted accounting principles shall be amortized over its useful life); including without limitation, paving, roadways, sprinkler equipment (including standby charges), driveways, sidewalks, curbs, culverts and drainage facilities, barriers, retaining walls, fences, directional and Shopping Center signage (other than signs to be maintained by individual tenants), sewer and water supply lines and related facilities; snow removal, parking lot striping, painting, and painting of exterior walls, landscaping, providing security, providing public liability, property damage, fire and extended coverage and such other insurance as Landlord deems appropriate; including, but not limited to, the cost of Landlord's insurance provided for in Section L; total compensation and benefits (including premiums for Workmen's Compensation and other insurance) paid to or on behalf of employees; personal property taxes, supplies, fire protection and fire hydrant charges, water and sewer charges, utility charges, licenses and permit fees, reasonable depreciation of equipment used in operating and maintaining the Common Areas and rent paid for leasing such equipment, and administrative costs equal to fifteen (15%) per cent of the total cost of all the foregoing items (excluding insurance premiums paid by Landlord pursuant to Section L hereof). Tenant's Common Area Charge shall be determined by multiplying the total cost incurred by Landlord by the ratio of the square feet within the Premises to the gross leasable area within all of the existing buildings in the Shopping Center as of the date of the billing.

Tenant's Common Area Charge shall be paid in monthly installments on the first day of each month in an amount to be estimated by Landlord. Within ninety (90) days following the end of the period used by Landlord in estimating Landlord's cost, Landlord shall furnish to Tenant a detailed statement of the actual amount of Tenant's proportionate share of such Common Area Charge for such period. Within fifteen (15) days thereafter, Tenant shall pay to Landlord or Landlord shall remit to Tenant, as the case may be, the difference between the estimated amounts paid by Tenant and the actual amount of Tenant's Common Area Charge for such period as shown by such statement, subject to Section A. 12 and A. 13.

The Common Area Charges described in this Section G shall be subject to audit by a certified public accounting firm of Tenant's choice, at the address Landlord set forth in this Lease, at Tenant's expense during regular business hours for one (1) year following the end of the period used by Landlord in estimating

.               Landlord's cost. Landlord shall use its best efforts to operate the center economically and efficiently.

H.     UTILITIES AND RUBBISH DISPOSAL

1. Gas and Electric Charges. Commencing with the date on which Landlord delivers the Premises to Tenant, Tenant shall pay for gas, if the same is available to the Premises, electric current and all other utilities required for the proper operation of Tenant's business, together with all taxes levied or other charges on such utilities, and governmental charges based on utility consumption. In the event Tenant's utilities shall be separately metered from all other tenants of the Shopping Center, Tenant shall, at its sole cost arid expense, pay for the cost of installation of such meters and any and all related costs and expenses, unless such costs and expenses are the express responsibility of Landlord pursuant to Exhibit "C" of this Lease.

2.    Water and Sewer Charges. Commencing on the date on which Landlord delivers the Premises to Tenant, Tenant shall pay all water rents, all charges resulting from any sprinkler system and sewer charges charged against the Premises.

If any such utilities are not separately metered or assessed or are only partly separately metered or assessed and are used in common with other tenants of the Shopping Center, Tenant shall pay to Landlord an apportionment of such charges for utilities used in common, computed by multiplying such charges by

I               Page 5

;     •               '      the ratio of square feet within the Premises to the square feet of all  tenants

!                           using such common facilities,  in addition to Tenant's payments of the separately

j                        metered charges.

I
|              3. Rubbish Disposal. In the event Landlord shall acquire and install facilities in
! the Shopping Center for the consolidation of accumulated rubbish, Tenant shall
j be permitted to use said facilities at the rates reasonably determined by
Landlord, provided that the rates charged by Landlord are competitive with
! other rubbish removal companies in the area.
>
f                    In   no   event   shall   Landlord   be   liable   for   the   quality,   quantity,   failure,   or
I                    interruption   of   the   foregoing   utility   and   rubbish   disposal   services   to   the
'                    Premises unless caused by Landlord's negligence or willful acts.
i

j       I.      USE OF PREMISES BY TENANT

1.    Tenant's Use of Premises will be for the permitted use set forth in Section A.3

2. Trade Name. Tenant agrees to conduct its business in the Premises under the name of DOLLAR TREE.

3.    Operation of Business. Tenant agrees to open its store for business, fully fixtured, stocked and staffed and to continuously operate in 100% of the Premises during the hours set by Landlord for all Tenants of the Shopping Center, on all business days the Shopping Center is open for business, except where Tenant is prevented from doing so by strikes, casualty or other causes beyond Tenant's control. In no event, however, will Tenant be open for business after 10:00 PM or before 9:00 AM on any day without Landlord's prior written consent. Tenant shall be permitted to close the Premises for a period not to exceed three (3) days per year to conduct inventory or due to the death of a store manager.

J.       TENANT'S COVENANTS WITH RESPECT TO OCCUPANCY

Tenant Agrees:.

1.    To occupy the Premises in a safe and careful manner in compliance with all laws, ordinances, rules, regulations and orders of any governmental bodies having jurisdiction over the Premises, and without committing or permitting waste;

2. To neither do nor suffer anything to be done or kept in or about the Premises which contravenes Landlord's insurance policies or increases the premiums

therefor;	I

3.    To keep its show or display windows, canopy and electric signs lighted until at least 9:30 PM local time of each day or until a time which is thirty (30) minutes after the close of each business day, whichever is later;

4. To permit no reproduction of sound which is audible outside the Premises nor permit odors to be dispelled from the Premises;

5.    To place no sign on the exterior of the Premises or on the interior surface of any windows of the Premises (except for Tenant's standard window decal treatment which in no event shall occupy more than fifteen percent (15%) of said window) unless it meets the standards as set forth in Exhibit D attached hereto and made a part hereof and without also obtaining Landlord's prior written consent, and to maintain in good repair and promptly remove and repair any damage caused by such permitted sign;;. Tenant agrees not to display any pennants, search lights, window signs, balloons, or similar temporary advertising media. Tenant may display banners inside the premises within two (2) feet from the front of the store as long as they are professionally prepared. Tenant agrees to maintain its signs in good states of repair and save Landlord-harmless from any loss, cost, or damage as a result of their condition and shall-'

repair any damage which may have been caused by the erection, existence, maintenance or removal of such signs, Upon vacating the storeroom. Tenant agrees to remove all signs and repair all damages caused by such removal.

6.    To place no merchandise, sign or other thing of any kind in the vestibule or entry outside of the Premises or on the sidewalks or other Common Areas adjacent thereto or elsewhere on the exterior of the Premises;

7.    To park Tenant's vehicles and to require all employees to park only in such places as may be designated from time to time by Landlord for the use of Tenant and its employees, and specifically not to permit parking by any of them in any service court area (Landlord reserves the right to have towed, at the owner's cost and expense, any automobile parked in violation of this clause);

8. To keep any refuse in proper containers in the interior of the Premises until the same is removed from the Shopping Center and to permit no refuse to accumulate around the exterior of the Premises;

9.    To neither load nor unload or permit the loading or unloading of merchandise, equipment or other property from any doors of the Premises that open onto the front sidewalk areas, nor from any other doors except from the rear of the Premises and to use its best efforts to prevent the parking or standing of vehicles and equipment upon Shopping Center land except when actually engaged in loading or unloading;

10. To conduct no auction, fire or going-out-of-business sale without the prior written consent of Landlord;

11.    To permit Landlord free access to the Premises at all reasonable times after notice to Tenant (except in the event of an emergency when no prior notice shall be required) for the purpose of examining the same or making alterations or repairs to the Premises that Landlord may deem necessary for the safety or preservation thereof;

12.    To adequately heat and cool the Premises;

13.    To permit no Hen, notice of intention to file lien or other charges (whether arising out of work of any contractor, mechanic, laborer or material man or any mortgage, condition sale, security agreement or chattel mortgage otherwise) which might be or become a lien or encumbrance or charge upon the Premises or any part thereof or the income therefrom, and to suffer no other matter or thing whereby the estate, right and interest of Landlord in the Premises or any part thereof might be impaired;

14. To solicit no business in the Common Areas, nor distribute handbills or other advertising matter to customers, nor place the same in or on automobiles in the Common Areas;

15.    To comply with all reasonable rules and regulations which Landlord may from time to time establish and uniformly enforce for all tenants of the Shopping Center for the use and care of the Premises, the Common Areas, and other facilities and buildings on the Shopping Center;

16.    To cooperate fully with Landlord and other tenants of the Shopping Center in promoting the use of trade names and slogans as may be adopted for the Shopping Center and in all promotional and advertising campaigns;

17.    To shut off all exhaust fans, if any servicing the Premises, at all times when Premises are closed; if Tenant's Premises front on an enclosed mall Tenant shall maintain positive air pressure so as to prevent the drawing of heated or cooled air from the enclosed mall and shall keep the Premises heated or air conditioned, as the case may be, to at least the same minimum temperature (in the case of heat) or at the same maximum temperature (in the case of air conditioning) as Landlord shall attempt to maintain in such mall;

18.    To handle and dispose of all rubbish, garbage, and waste in accordance with regulations established by Landlord and not permit the accumulation (unless in sealed metal containers) or burning of any trash, rubbish, refuse, garbage or waste materials in, on, or about any part of the Shopping Center;

19.    To prohibit the Premises to be used in any way which will injure the reputation of the Shopping Center or which may be a nuisance, annoyance, inconvenience or damage to the tenants or the Shopping Center or to the neighborhood including, without limiting the generality of the foregoing, noise by the playing of any musical instrument or radio or television, or the use of a microphoneT— loud speaker, electrical equipment, or utilizing flashing lights or search lights

r

e 7                                                                                                                x'\

or* any other equipment which in the judgment of Landlord might cause disturbance, impairment or interference with the use or enjoyment by any other tenant in the Shopping Center;

20.    To prohibit the operation in the Premises or any part of the Shopping Center of any coin or token-operated vending machines or similar devices (including without limitation, pay telephones, pay lockers, pay toilets, scales, amusement devices and machines for the sale of merchandise and/or commodities);

21.    To permit Landlord or its agents, on or after ninety (90) days next preceding the expiration of the term of this Lease, to have the right to show the Premises to potential tenants, and to place notices offering the Premises "To Lease" or "For Sale" on the front of the Premises or any part thereof; and

22. That it shall not make any penetrations through the roof of the Premises without the prior written consent of Landlord;

23.    To defend, protect, indemnify and hold Landlord harmless from and against any and all claims, causes of action, liabilities, damages, costs and expenses, including, without limitation, attorney fees, arising from or in any way connected with Hazardous Waste (as hereinafter defined) within the Shopping Center which are the result of Tenant's use, occupancy or operation of the Premises. As used herein the term "Hazardous Waste" shall be defined as any hazardous substance, containment, pollutant or hazardous release (as such terms are defined in any federal, state or local law, rule, regulation or ordinance, including without, limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended) and other said wastes.

In the event Tenant shall cause or permit the presence of Hazardous Waste in, on or under the Premises or any other portion of the Shopping Center, Tenant shall promptly, at Tenant's sole cost and expense, take any and all action necessary (as required by appropriate government authority or otherwise) to return the areas affected thereby to the condition existing prior to the presence of any such Hazardous Waste thereon, subject to Landlord's prior written consent. The foregoing covenants shall survive the termination of this Lease.

K.     REPAIRS AND ALTERATIONS

1.    Repairs by Landlord. Landlord shall keep the foundations, roof, and structural portions of the outer walls of the Premises in good repair, except for repairs required thereto by reason of the acts of Tenant, Tenant's employees, agents, licensees, or contractors. Tenant shall give Landlord written notice of the necessity for repairs coming to the attention of Tenant following which Landlord shall have a reasonable time to undertake and complete such repairs. Notice from Tenant of the need for Landlord to perform a repair to the Premises shall not be a condition to Landlord commencing such repair if Landlord has actual knowledge of the need for repairs from any other independent source. The provisions of this Subsection K.I shall not apply in the case of damage or destruction by fire or other casualty or by Eminent Domain, in which events the obligations of Landlord shall be controlled by either Section M or Section O hereof.

It is expressly understood that Landlord shall not be responsible for any portions of the Premises constructed by Tenant.

2.     Repairs by  Tenant.     Except as provided  in Subsection K.I,   Tenant  shall  keep the  Premises  and  every part  thereof and  any  fixtures,   facilities  or  equipment contained  therein,   in  good condition and  repair,   including,   but not limited to, exterior and interior portions of all doors,  door checks and operations, windows, plate    glass,    and    showcases    surrounding    the Premises,     the    heating,    air conditioning, electrical, plumbing and sewer systems,  the exterior doors, window frames,    and    all    portions    of    the store    front    area,    and    shall    make    any replacements thereof of all broken and/or cracked plate and window glass which may become necessary during the term of this Lease,  and any renewal thereof, excepting any repairs to items of Landlord's original construction made necessary by reason of damage due to fire or other casualty covered by standard fire and extended coverage insurance.    In connection with Tenant's obligation to maintain the HVAC system servicing the Premises,  Tenant shall,  during the term of this Lease,   and   any   renewals   thereof,   at   its   sole   cost   and   expense,   maintain   a service    contract    for    the    routine    performance    of    standard     HVAC     system maintenance,   including but not limited to,  periodic replacement of filters,  oiling of mechanical components and inspection for wear and tear.    Within fifteen (15) days of Landlord's written request,   Tenant  shall provide Landlord with a copy of   the   foregoing   HVAC   service   contract.      If  Tenant   refuses   or   neglects   to"' commence or  complete  repairs  promptly and  adequately,   Landlord  may make  or'

Page 8                             /    X

complete said repairs and Tenant shall pay the cost thereof to Landlord upon demand, together with the sum of fifteen percent (15%) of said costs for overhead.

3.    Alterations or Improvements by Tenant. Tenant shall not, without Landlord's prior written consent, make, nor permit to be made, any alterations, additions or improvements to the Premises. Any alterations which may be permitted by Landlord shall be based upon plans and specifications submitted by Tenant and approved by Landlord and upon the condition that Tenant shall promptly pay all costs, expenses, and charges thereof, shall make such alterations and improvements in accordance with applicable laws and building codes and ordinances and in a good workmanlike manner, and shall fully and completely indemnify Landlord, which indemnification shall be in a form acceptable to Landlord against any mechanic's lien or other liens or claims in connection with the making of such alterations, additions, or improvements. Tenant shall promptly repair any damages to the Premises, or to the buildings of which the Premises are a part, caused by any alterations, additions or improvements to the Premises by Tenant. Landlord's approval of Tenant's plans shall not be unreasonably withheld.

4.    Removal of Improvements. All Items of Landlord's construction, all heating and air conditioning equipment, and all alterations, additions and other improvements by Tenant shall become the property of Landlord at the termination of the Lease and shall not be removed from the Premises. All trade fixtures, furniture, furnishings, and signs installed in the Premises by Tenant and paid for by Tenant shall remain the property of Tenant and may be removed upon the expiration of the term of this Least:; provided (a) that any of such items as are affixed to the Premises and require severance may be removed only if Tenant repairs any damage caused by such removal and (b) that Tenant shall have fully performed all of the covenants and agreements to be performed by Tenant under the provisions of this Lease. If Tenant fails to remove such items from the Premises prior to the expiration or earlier termination of this Lease, all such trade fixtures, furniture, furnishings, and signs shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove same and restore the Premises to its prior condition. In the event Tenant fails to remove all such trade fixtures, furniture, furnishings, and signs within ten (10) days after Landlord elects to require their removal, Landlord shall have the right to remove same and sell such trade fixtures, furniture, furnishings, and signs to pay for the cost of removal.

Tenant  further agrees   that all personal property  of every  kind  or  description which may at any time be in the Premises shall be at the Tenant's sole risk. Landlord shall not be responsible or liable to Tenant for any loss or damage that may   be  occasioned   by   the  acts   or  omissions   of  persons  occupying   any   space adjacent to or adjoining Tenant's Premises.    Landlord shall not be responsible or liable to Tenant for any loss or damage resulting to Tenant or its property from roof leaks,   water,   gas,   steam,   fire, or  the bursting,   stoppage,   or leakage  of sewer pipes,  or from the heating or plumbing fixtures,  or from electric wires, or from gas odors unless caused by its own negligent or willful acts.

Nothing contained in this Lease shall be construed to release Landlord from liability for damages proximately caused by its own negligent or willful acts.

INDEMNITY AND INSURANCE

1.    Indemnification by Tenant. Tenant will indemnify and hold Landlord harmless from and against all loss, cost, expense, and liability whatsoever (including Landlord's cost of defending against the foregoing, such cost to include attorney's fees) resulting or occurring by reason of Tenant's construction, use or occupancy of the Premises.

2.    Public Liability Insurance, Tenant agrees to carry public liability insurance covering the Premises and Tenant's use thereof, together with contractual liability endorsements covering Tenant's obligations set forth in Subsection L(l), with a minimum limit of One Million and 00/100 Dollars ($1,000,000.00) on account of bodily injuries to or death or property damage for each occurrence and a minimum limit of Two Million Dollars and 00/100 ($2,000,000.00) general aggregate. Such insurance shall also provide that the general aggregate limits apply separately to each insured location, if applicable. Tenant shall deposit said policy or policies (or certificates thereof) with Landlord prior to the date of any use or occupancy of the Premises by Tenant; said policy or policies shall name Landlord, Tenant and such other parties as Landlord may from time to time notify Tenant in writing to be named as additional insureds under such insurance policy and shall bear endorsements to the effect that the insurer-__ agrees to notify Landlord and such other parties designated by Landlord as

i                                                                                 Page 9                                  / ^

additional insureds not less than thirty (30) days in advance of any modification or cancellation thereof. Landlord agrees to maintain at least the same public liability coverage with respect to the Shopping Center.

3.    Landlord's Insurance. Landlord agrees to carry policies insuring the improvements on the Shopping Center against fire and such other perils as are normally covered by extended coverage endorsements in the county where the Premises are located, in an amount equal to at least eighty percent (80%) of the insurable value of such improvements, together with insurance against such other risks (including loss of rent) and in such amounts as Landlord deems appropriate. Tenant agrees that the total cost of the foregoing insurance shall be included in the Common Area charge as provided for in Subsection G(2) of this Lease and that Tenant shall pay its proportionate share of the foregoing insurance per said Subsection; provided, however, that Tenant shall have no rights in said policy or policies maintained by Landlord and shall not, by reason of such reimbursement, be entitled to be a named additional insured thereunder, In the event any of Landlord's policies insures Premises or risks other than the Shopping Center or the rents therefrom, the statement of the insurer shall be conclusive as to the portion of the total premium attributable to the Shopping Center.

4.    Tenant agrees to carry insurance against fire and such other risks as are, from time to time, included in standard extended coverage endorsements, insuring Tenant's stock-in-trade, trade fixtures, furniture, furnishings, special equipment, floor and wall coverings, and all other items of personal property to Tenant located on or within the Premises, such coverage to be in an amount equal to at least eighty percent (80%) of the replacement cost thereof.

5.    Tenant may self-insure its Leasehold improvements, inventory, fixtures, equipment and plate glass in the Premises during the term of this Lease and any renewals or extensions thereof so long as Tenant shall have a net worth of at least Three Million and 00/100 Dollars ($3,000,000.00). Prior to the Commencement Date of the Lease, Tenant shall furnish Landlord with a certificate evidencing such coverage or net worth, as the case may be,

6.    Mutual Waiver of Subrogation. All property insurance policies carried by either party covering the Premises, including but not limited to contents, fire, and casualty insurance, shall to the extent permitted by law expressly waive any right on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same shall be obtainable without extra cost, or if extra shall be charged therefor, so long as the other party pays such extra cost. If cost shall be chargeable therefor, each party shall advise the other of the amount of extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so. The failure of any insurance policy to include such waiver clause or endorsement shall not affect the validity of this Lease.

M.     DAMAGE AND DESTRUCTION

In the event the Premises are damaged by a peril covered by standard policies of fire and extended coverage insurance to an extent which is fess than fifty percent (50%) of the cost of replacement of the Premises, the damage shall, except as hereinafter provided, promptly be repaired by Landlord, at Landlord's expense but, that in no event shall Landlord be required to repair or replace Tenant's stock-in-trade, trade fixtures, furniture, furnishings, equipment or personal property. In the event (a) the Premises arc damaged to the extent of fifty percent (50%) or more of the cost of replacement of the Premises, (b) the buildings on the Shopping Center are damaged to the extent of fifty percent (50%) or more of the cost of replacement, notwithstanding the extent of damage to the Premises, or (c) any damage to the Premises occurs during the last one (1) year of the term of this Lease, Landlord may elect either to repair or rebuild the Premises and the buildings that are a part of the Shopping Center, as the case may be, or to terminate this Lease upon giving notice of such election in writing to Tenant within ninety (90) days after the event causing the damage. If the casualty, repairing, or rebuilding shall render the Premises untenantable, in whole or in part, a proportionate abatement of the Minimum Rent shall be allowed until the date Landlord completes the repairs or rebuilding. If Landlord is required or elects to repair the Premises, Tenant shall repair or replace its stock-in-trade, trade fixtures, furniture, furnishings, equipment, and personal property in a manner and to at least a condition equal to that prior to its damage or destruction and the proceeds of all insurance carried by Tenant shall be held in trust by Tenant for the purpose of such repair and replacement.

N.      ASSIGNING AND SUBLETTING

Tenant shall have the right to assign the lease or to sublet the whole or any part of the Demised Premises at any time provided:

1.    Tenant will remain liable hereunder;

2.    Tenant's assignee or sub-tenant will assume all obligations under the Lease;

3. The Demised Premises will continue to be used only for the retail sale of items enumerated in the Use clause; and

4.    Tenant's successor shall have retail experience comparable to that of Tenant.

Tenant  is  a  publicly  owned   corporation,   and   any  change  in ownership  of  its shares shall not constitute an Assignment for the purposes of this Lease.

O.     EMINENT DOMAIN

1.    In the event the Shopping Center or any part thereof shall be taken or condemned either permanently or temporarily for any public or quasi-public use or purpose by any authority in appropriate proceedings or by any right of eminent domain, the entire compensation award thereof, including, but not limited to, all damages as compensation, for diminution in value of the Leasehold, reversion and fee, shall belong to Landlord, without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title, and interest to any such award. However, Tenant shall have the right to recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded to Tenant on account of the values of Landlord improvements made by Tenant and for moving and relocating expenses.

2.    In the event of taking under the power of eminent domain of (a) more than twenty-five percent (25%) of the Premises or (b) a sufficient portion of the Shopping Center so that after such taking less than fifty percent (50%) of the leasable floor area within all buildings located on the Shopping Center (as constituted prior to such taking) are occupied by tenants, either Landlord or Tenant shall have the right to terminate this Lease by notice in writing given within ninety (90) days after the condemning authority takes possession, in which event all rents and other charges shall be prorated as of the date of such termination.

3.    In the event of a taking of any portion of the Premises not resulting in a termination of this Lease, Landlord shall use so much of the proceeds of Landlord's award for the Premises as is required therefore to restore the Premises to a complete architectural unit and this Lease shall continue in effect with respect to the balance of the Premises, with a reduction of Minimum Rent in proportion to that portion of the Premises taken.

P.      DEFAULT BY TENANT

1.    If Tenant defaults in the payment of Minimum Rent, Percentage Rent, or other charges, or in the performance of any other of Tenant's obligations hereunder, and Tenant fails to remedy such default within ten (10) days after written notice from Landlord (unless default relates to matters other than the payment of money and cannot be remedied within ten (10) days; and Tenant commences to remedy such default within said ten (10) day period after written notice from Landlord and thereafter diligently pursues correction thereof, in which event the time to remedy such default shall be extended to the time reasonably required therefore), or if a receiver of any property of Tenant on the Premises is appointed, or Tenant's interest in the Premises is levied upon by legal process, or Tenant be adjudged bankrupt and Tenant fails within thirty (30) days to cause the vacation of such appointment, levy or adjudication, or if Tenant files a voluntary petition in bankruptcy, disposes of all or substantially all of its assets in bulk, or makes an assignment for the benefit of its creditors, then and in any such instance, without further notice to Tenant, Landlord may enter upon the Premises and terminate this Lease. In the event of such termination, the obligations of Landlord hereunder shall cease, without prejudice, however, to the right of Landlord to recover from Tenant any sums due Landlord for Minimum Rent and other charges payable by Tenant hereunder, including reasonable attorney's fees to the date of such entry, and also liquidated damages equal to any deficiency between the then rental value of the Premises for the unexpired portion of the term and the Minimum Rent provided for that portion of the term, discounted at six percent (6%) per annum to present net worth. In addition, Landlord may enter upon the Premises without terminating this Lease and may relent the Premises in its own name for the account of Tenant for the remainder of the term at the highest rent then obtainable and immediately recover from Tenant any deficiency for the balance of the term between the

I                Page 11

amount for which the Premises were relet, less expense of reletting, and the rent provided hereunder. If Landlord submeters electric current, gas, or water to the Premises, then if at any time Tenant fails to pay rent or other charges for same within ten (10) days after they are due, Landlord may, at its option, in addition to the foregoing remedies and without further notice to Tenant, cease furnishing such electric current, gas or water. No failure of Landlord to enforce its right or remedies upon default of Tenant shall prejudice or affect the rights of Landlord upon any subsequent or similar default.

2.    If Tenant at any time shall fail to pay any taxes, assessments, or liens, to make any payment or perform any act required by this Lease to be made or performed by it, Landlord, without waiving or releasing Tenant from any obligation or default under this Lease, may (but shall be under no obligation to) at any time thereafter make such payments or perform such act for the account and at the expense of Tenant. All sums so paid by Landlord and all costs and expenses so incurred including reasonable attorney's fees, shall accrue interest at the rate of two (2%) above the prime lending rate of NationsBank N.A. from the date of payment or incurring thereof by Landlord and shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord upon demand. All other sums payable by Tenant to Landlord under this Lease, if not paid when due, shall accrue interest at the rate of two percent (2%) above the prime lending rate of NationsBank N.A. from their due date until paid, said interest to be considered additional rent under this Lease and shall be paid to Landlord by Tenant upon demand. If Tenant shall issue a check to Landlord which is dishonored by Tenant's depository bank and returned unpaid for any reason, including without limitation, due to insufficient funds in Tenant's checking account, Tenant shall pay to Landlord in addition to any other rights or remedies available to Landlord at law, the sum of Seventy five and 00/100 Dollars ($75.00) for Landlord's administrative expense in connection therewith.

3.     In the event either Landlord or Tenant shall be required to commence legal proceeding to enforce any of the terms of this Lease, the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all reasonable attorney fees and court costs incurred in connection therewith.

All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other remedies allowed under law or in equity.

Q.      SECURITY DEPOSIT.     None R.     NOTICES

1.    Any notice or consent required to be given by or on behalf of either party to the other shall be deemed given when mailed by registered or certified mail, postage prepaid, return receipt requested, or by any other method providing for reasonable verification of receipt thereof, addressed as follows:

Landlord:                     -             ,                        DMK Associates,  L.P.
DMK Associates PC Box 2500 Norfolk,  VA    23501-2500

Tenant;                                                Dollar Tree Stores, Inc.
Real Estate Department 2555 Ellsmere Avenue Norfolk, VA    23513

Notwithstanding any provision to the contrary contained herein, Landlord shall not mail or deliver any notice or consent required to be given by or on behalf of Landlord to the Premises.

S.      MORTGAGE SUBORDINATION

1.    Landlord is the fee simple owner of the Shopping Center. This Lease is and shall at all times, unless Landlord shall otherwise elect, be subject and subordinate to all covenants, restrictions, easements and encumbrances now or hereafter affecting the fee title of the Shopping Center and to all mortgages, deeds of trust, financing or refinancing in any amounts which may now or hereafter be placed against or affect any or all of the land or any or all of the building and improvements now or at any time hereafter constituting part of or adjoining the Shopping Center. The aforesaid provision shall be self-operative and no further instrument or document shall be required to effectuate said subordination unless otherwise requested. Tenant also agrees that'-an-y™ mortgagee or trustee may elect to have this Lease prior to the lien of its

Page 12                                                                                                                        f

mortgage or deed of trust, and upon notification by such mortgagee or trustee to Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant agrees that if Landlord's mortgagee or trustee requests confirmation of such subordination, within ten (10) days after receipt of written request therefor. Tenant shall execute and deliver whatever instruments (including but not limited to a Memorandum of Lease and/or a Non-Disturbance and Attornment Agreement in recordable form) which may be required for such purposes and to carry out the intent of this section.

T.     ESTOPPEL CERTIFICATES

At any time and from time to time, Tenant agrees, upon request in writing from Landlord, to execute and deliver to Landlord, for the benefit of such persons as Landlord names in such request, a statement in writing and in form and substance satisfactory to Landlord certifying to such of the following information as Landlord shall request: (a) that this Lease constitutes the entire agreement between Landlord and Tenant and is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (b) the dates to which the Minimum Rent and other charges hereunder have been paid; (c) that the Premises have been completed on or before the date of such letter and that all conditions precedent to the Lease taking effect have been carried out; (d) that Tenant has accepted possession, that the Lease term has commenced, that Tenant is occupying the Premises, that Tenant knows of no default under the Lease by Landlord and that there are no defaults or offsets which Tenant has against enforcement of this Lease by Landlord; (e) the actual commencement date of the Lease and the expiration date of the Lease; and (f) that Tenant's store is open for business, provided such facts are true and ascertainable.

U.     MERCHANT'S ASSOCIATION.    None. V.     QUIET ENJOYMENT

Landlord hereby covenants and agrees that if Tenant shall perform all the covenants and agreements herein stipulated to be performed on Tenant's part, Tenant shall at all times during the continuance hereof have the peaceable and quiet enjoyment and possession of the Premises without hindrance from Landlord or any person.

W.     LIABILITY OF LANDLORD

Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that if Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title, and interest of Landlord in the Shopping Center, as the same may then be encumbered, and neither Landlord, nor, if Landlord be a partnership, any of the partners comprising such partnership shall be liable for any deficiency. It is understood that in no event shall Tenant have any right to levy execution against any property of Landlord other than its interest in the Shopping Center as hereinbefore expressly provided. In the event of the sale or other transfer of Landlord's right, title and interest in the Premises or the Shopping Center, Landlord shall be released from all liability and obligations hereunder so long as its transferee shall assume in writing the obligations of Landlord herein set forth. Nothing contained herein shall reduce the recovery under Landlord's liability insurance policies covering the Shopping Center.

X.  ENVIRONMENTAL MATTERS:  NO HAZARDOUS SUBSTANCES

1. Landlord warrants that upon delivery to Tenant the Premises are free of asbestos and other hazardous materials and gases, and if found, Landlord will remove at Landlord's expense.

2.    Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of "hazardous substances" or "hazardous waste", as such terms are defined under the Environmental Cleanup Responsibility Act, N.J.S.A. !3:.1K-6, et.seq., without the prior written consent of Landlord, which consent shall be at Landlord's sole discretion.

Y.      MISCELLANEOUS PROVISIONS

2.   Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rental herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided for in this Lease or available under law or in equity.

2.    No waiver of any condition or legal right or remedy shall be implied by the failure of Landlord to declare a forfeiture, or for any other reason, and no waiver of any condition or covenant shall be valid unless it be in writing and signed by Landlord. No waiver by Landlord with respect to one or more tenants or occupants of the Shopping Center shall constitute a waiver in favor of any other tenant, nor shall the waiver of a breach of any condition be claimed or pleaded to excuse a future breach of the same condition or covenant.

3.    Broker's Commission. Landlord and Tenant hereby warrant to the other that there are no claims for broker's commissions or finder's fees in connection with the execution of this Lease, and Landlord and Tenant agree to indemnify and save the other harmless from any liability that may arise from such claims, including reasonable attorney's fees.

4.    No Partnership.     Landlord does not,   in any way or for any purpose,  become a partner of Tenant in the conduct of its business,  or otherwise, or joint venturer or a member of a joint enterprise with Tenant.

5.    Section Headings. The section headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

6.    Lease Inures to the Benefit of Assignees. This Lease and all of the covenants, provisions, and conditions herein contained shall inure to the benefit of and be binding upon the heirs > personal representatives, successors and assigns respectively, of the parties hereto, provided, however, that no assignment by, from, through, or under Tenant in violation of the provisions hereof shall vest in the assigns any right, title, or interest whatsoever.

7.    Entire Agreement. This Lease and the exhibits attached hereto set forth all the covenants, promises, agreements, conditions, and understandings between Landlord and Tenant concerning the Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

8.    Surrender and Holding Over. Tenant shall deliver up and surrender to Landlord possession of the Premises upon the expiration of the Lease term, or its prior termination for any reason, in as good condition and repair as the same shall be at the commencement of said term (damage by fire and other perils covered by standard fire and extended coverage insurance and ordinary wear and decay only excepted). No agreement to accept a surrender of the Premises prior to the natural expiration of the term of this Lease shall be valid and binding against Landlord unless such agreement shall be in writing and signed by Landlord. Should Tenant remain in possession of the Premises after any termination of this Lease, no tenancy or interest in the Premises shall result therefrom, but such holding over shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal, and after a two (2) month "good faith grace period" necessary to complete negotiations for renewal, Tenant shall upon demand pay to Landlord, as liquidated damages, an amount equal to two hundred percent (200%) of the Minimum Rent payable during the calendar month immediately preceding the expiration or earlier termination of this Lease for any period during which Tenant shall hold the Premises after the stipulated term of this Lease shall have expired or may have terminated.

9.    Additional Rent. Any amounts to be paid by Tenant to Landlord pursuant to the provisions of this Lease, whether such payments are to be periodic and recurring or not, shall be deemed to be "additional rent" and otherwise subject to all provisions of this Lease and of law as to the default in the payment of rent.

10.    Delivery of Documents.     In the event Tenant fails to execute,  acknowledge,  and deliver any documents or agreements required to be provided to Landlord under.. . Section J,   Section  R,   Section  S  or Section  T of this  Lease within  fifteen   (15) days    after    Tenant's receipt    of    Landlord's    written    request    therefor,     the

1                                            Page 14                                /

documents or agreements requested shall be deemed approved, acknowledged and accepted by Tenant, provided that such documents or agreements in no way alter, diminish or affect the terms of this Lease.

11.    Severability. In the event that any provision or section of this Lease is rendered invalid by the decision of any court or by the enactment of any law, ordinance or regulation, such provision of this Lease shall be deemed to have never been included therein, and the balance of this Lease shall continue in effect in accordance with its terms.

12.    Option to Renew. Provided Tenant is not in default under any of the terms and provisions herein contained, Landlord hereby grants to Tenant the option to renew this Lease for the periods stipulated in Section A.7. The First Renewal Term and each succeeding Renewal Term shall be based upon all the terms and conditions contained in this Lease except for payment of Minimum Rent which shall be increased per Section A. 10. The foregoing options to renew shall be exercised by written notice to Landlord given not less than six (6) months prior to the expiration of the original Term of the Lease, or the First Renewal Term,, or each succeeding Renewal Term as the case may be.

13. Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute a document.

14.    Force Majeure. The period of time during which Landlord or Tenant is prevented or delayed in the performance of the making of any improvements or repairs or fulfilling any obligation required under this Lease due to delays caused by fire, catastrophe, strikes or labor trouble, civil commotion, acts of God, governmental prohibitions or regulations, inability or difficulty to obtain materials or other causes beyond either party's control, shall be added to that party's time for performance hereof, and Landlord or Tenant shall have no liability by reason thereof. This clause shall not apply to Tenant's obligations to pay rent.

15.    Recording. This Lease shall not be recorded. However, upon the request of either Landlord or Tenant, the other party agrees to execute a memorandum of Lease setting forth such terms and provisions as may be acceptable to both Landlord and Tenant which may be recorded at the cost of the party desiring recording.

16.    Early Termination. In the event Tenant's sales during the second full lease year do not exceed Six hundred thousand dollars and no/100 ($600,000.00), Tenant shall the right to vacate the premises and terminate the lease provided the Tenant has given Landlord sixty (60) days written notice of its intention to do so at the end of the second lease year along with a copy of Tenant's certified sales. If Tenant fails to exercise its termination right in the specified time period, then the right will expire and the Lease will remain in full force.

IN WITNESS THEREOF,   Landlord and Tenant have caused this Lease to be signed as of the date and year first above written.

LANDLORD:      DMK Associates,  L.P.
a(n) Virginia Limited Partnership

By:___                                /s/ Macon F. Brock, Jr._
Typed Name       Macon F. Brock, Jr.
Title                    General Partner ____

ATTEST:
/Frederick C,  Coble / Assistant Secretary

(Corporate Seal)

TENANT:	DOLLAR TREE STORES, INC.

Virginia corporation

/s/ H. R. Compton

Typed Name

H.  R.  Compton

Title     Executive_Vice P resident_

LANDLORD'S NOTARY ACKNOWLEDGEMENT:

STATE OF                       VIRGINIA

COUNTY OF          NORFOLK

¥J '
, a Notary Public for said County and State do hereby
Macon   F.   Brock,   Jr.                                                 General Partner       of     DMK Associates     ,   a

I,  .Brenda A. Cox_
certify   that __________________    _________  __        ___        ______
Virginia Limited Partnership , and being duly authorized to sign in behaif of said Limited Partnership personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my  hand  and   Notarial  Seal  this 17th day of July, 1995.
Notary Public

My Commission Expires;	/s/ Brenda A. Cox

August 31. 1995

(Notary Seal)

TENANT'S  NOTARY ACKNOWLEDGEMENT:

This 17th day of July, 1995 personally came before me H. R. Compton, who being duly sworn, says that he is the Executive Vice President of Dollar Tree Stores, Inc., and that the seal affixed to the foregoing instrument in writing is the corporate seal of the corporation and that said writing was signed and sealed by him in behalf of said corporation by its authority duly given.

My commission expires:

August 31, 1999                                                               /S/ Terry A. Thompson
Notary Public

(Notary Seal)

Dollar tree stores, inc

Lease Administration Pax: (757) 321-5220 Direct Dial: (757) 321-5079

September 27,2006

1023 Laskin Road Suite 102, PO Box 869 Virginia Beach, Virginia 23451

Re:     Occasions Store #50001
Volvo Parkway Chesapcake, Virginia

Dear Sir or Madam;

Pursuant to Section C.2 of that certain Lease dated July 17, 1995 and Amendment dated October 13, 2005, relating to the above referenced store; please confirm that the following information is correct by signing and returning a copy of this Commencement Certificate for our file.

1 ..           The store opened as Occasions on September 26, 2006,
3.            The turnover date for Occasions was August 14, 2006.
3.            The rent will increase on December 1,2007.
4.            The expiration date of the current term is November 30, 2011.

Your prompt attention to that matter will be greatly appreciated. W« look forward to a long and prosperous relationship with your company. Thank you,

Very truly yours,
DOLLAR TREE STORES, INC.

/s/ Patricia D, Iman,
Manager, Lease Administration

The foregoing is approved this 28th day of September 2006.

Name of Company: DMK Associates
By: /s/ Terry Thompson

500 Volvo Parkway Chesapeake, VA 2.1320

Domin O Adminlstrator/DLTR

09/26/2006 10:27 AM

To Susan Evans/REA/DLTR@DLTR cc bcc Subject  Store Announcements Subscription

The Real Estate Department is pleased to announce the following nev/ or re-opened stores:

H         50001 - Occasions, Chesapeake, VA                                                                                     DT - 5000 SF     09/26/2006, OPEN

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